EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                February 11, 1997


S3 Incorporated
2801 Mission College Boulevard
Santa Clara, CA  95052


     Re: Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,570,196 shares of the Company's Common Stock issuable pursuant to the Company's Amended and Restated 1989 Stock Plan (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,


                                       /s/ PILLSBURY MADISON & SUTRO LLP



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